Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John Paul Roehm, Andrew D. Layman and Gil M. Melman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
        Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities on June 3, 2019.

Signature	Title
/s/ John Paul Roehm John Paul Roehm	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Andrew D. Layman Andrew D. Layman	Chief Financial Officer (Principal Financial Officer)
/s/ Bharat Shah Bharat Shah	Chief Accounting Officer (Principal Accounting Officer)
/s/ Mohsin Y. Meghji Mohsin Y. Meghji	Director and Chairman
/s/ Derek Glanvill Derek Glanvill	Director
/s/ Peter Jonna Peter Jonna	Director
/s/ Charles Garner Charles Garner	Director
/s/ Terence Montgomery Terence Montgomery	Director
/s/ Ian Schapiro Ian Schapiro	Director
/s/ John Eber John Eber	Director